UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2017

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware	32-0498321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4727 Gaillardia Parkway, Suite 200 Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Resignation of Director

In a letter dated January 4, 2017, Aaron Gaydosik, a member of the Board of Directors (the “Board”) of Mammoth Energy Services, Inc. (the “Company”), notified us that he was resigning from the Board, effective January 4, 2017. In his resignation letter, Mr. Gaydosik advised us that his resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Effective upon Mr. Gaydosik’s resignation, his unvested restricted stock units granted under our 2016 Equity Incentive Plan were forfeited.

Appointment of Director

On January 9, 2017, in accordance with our bylaws, the Board appointed Mr. Paul K. Heerwagen IV as a member of the Board, effective immediately. As provided in our bylaws, Mr. Heerwagen will serve until the next Annual Meeting of our Stockholders or until his earlier death, resignation, retirement, disqualification or removal.

Mr. Heerwagen has served as the Vice President, Corporate Development at Gulfport Energy Corporation (“Gulfport”) since May 2014, where he oversees the corporate strategic planning of Gulfport. Prior to his current role with Gulfport, Mr. Heerwagen served as the Director of Investor Relations and Corporate Affairs from May 2008 to May 2014. In that position, Mr. Heerwagen led the investor relations and corporate communication efforts for Gulfport. Mr. Heerwagen also served as an analyst at Gulfport from May 2007 to May 2008. From March 2012 to December 2014, Mr. Heerwagen served as President of each of Stingray Pressure Pumping LLC and Stingray Logistics LLC, where he oversaw their business operations. Mr. Heerwagen holds a Bachelor of Science degree in Finance from Oklahoma State University. We believe Mr. Heerwagen’s corporate strategic planning experience and his experience in the oil and natural gas industry, in particular his experience in the oilfield services business through his prior position with the Stingray entities (which are now subsidiaries of the Company), qualifies him for service as a member of the Board.

Mr. Heerwagen was designated as a potential director by Gulfport pursuant to the terms of the Investor Rights Agreement that the Company entered into with Gulfport on October 12, 2016, in connection with the Company’s initial public offering. Pursuant to Gulfport’s employment policies, Mr. Heerwagen has assigned to Gulfport his right to compensation for his services on the Board. In connection with Mr. Heerwagen’s appointment to the Board, Gulfport, in consideration of the services of Mr. Heerwagen, was granted restricted stock unit awards for 4,444 shares of our common stock under our 2016 Equity Incentive Plan. The restricted stock units will vest in two equal annual installments beginning on October 19, 2017, provided Mr. Heerwagen is in continuous service on such dates. Gulfport, as assignee of Mr. Heerwagen and in consideration of his services to the Company, will also receive the cash compensation and future equity awards given to Mr. Heerwagen as a non-employee director for his services on the Board as disclosed in our final prospectus, filed by us with the Securities and Exchange Commission on October 17, 2016 in connection with our initial public offering.

Item 7.01. Regulation FD Disclosure.

On January 9, 2017, we issued a press release announcing changes to the Board discussed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Number	Exhibit
99.1	Press release dated January 9, 2017, entitled "Mammoth Energy Services announces changes to the Board of Directors."

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	January 10, 2017	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer

Exhibit Index

Number	Exhibit
99.1	Press release dated January 9, 2017, entitled "Mammoth Energy Services announces changes to the Board of Directors."